Exhibit 99.1

Medidata Solutions Reports Fourth Quarter and Full Year 2011 Results

Raises 2012 revenue guidance on record application services backlog

Increases non-Rave product revenue 52% in 2011

Delivers record full year revenues, gross margins, profitability and cash flow

Wins a record 86 new customers in 2011

NEW YORK--(BUSINESS WIRE)--March 6, 2012--Medidata Solutions (NASDAQ: MDSO), a leading global provider of SaaS clinical technology solutions that enhance the efficiency of clinical development, today announced its financial results for the fourth quarter and full year 2011, and provided detailed financial guidance for the first quarter and full year 2012.

“Medidata’s record financial and operational performance reflects growing customer reliance on our integrated clinical development solutions,” said Tarek Sherif, chief executive officer. “We are at an inflection point in our growth, driven by market share gains and sales of our non-Rave products. The projected acceleration of our revenue is well supported by the significant backlog with which we enter 2012, as well as a rich pipeline of opportunities. Enabling our customers to cost-effectively transform their clinical research processes through our cloud-based platform creates significant, measurable value for our customers and will continue to drive our future growth.”

Fourth Quarter and Full Year Highlights

  Full year revenues increased to $184.5 million, up $18 million, or 11%, year on year.
  Non-Rave revenues increased 52% year over year to $13.2 million, or 7% of total revenue as new and existing customers embrace Medidata’s cloud-based technology.
  Full year gross margins were 71%, up 2% year on year. Fourth quarter gross margins increased to 73%.
  Full year non-GAAP operating income* increased 17% year on year, to $45.7 million, exceeding the company’s guidance of $44.5 to $45.5 million. Non-GAAP operating income excludes, among other items, the impact of a $6.3 million one-time litigation settlement charge.
  Full year GAAP operating income decreased 3% year on year, to $22.6 million, which among other items, includes the impact of a $6.3 million one-time charge. Excluding the impact of these fourth quarter charges, GAAP operating income would have been $29.1 million, exceeding the company’s guidance of $27.5 to $28.5 million.
  Full year non-GAAP operating margins* increased over 135 basis points to 24.8%, which among other items, excludes the impact of a $6.3 million one-time charge.
  Full year GAAP operating margins decreased 160 basis points to 12.3%, which among other items, includes the impact of a $6.3 million one-time charge.
  Cash flow from operations for the year increased over 360% to $28.7 million. Excluding the payment of a $6.3 million one-time charge, cash flow from operations were in line with the company’s guidance of $35 million.
  Medidata added 86 new customers in 2011 for a total of 275 at year end, with 25 new customers added in the fourth quarter.
  Customers continued to buy additional products from Medidata’s expanded portfolio, with 33% of Medidata customers now purchasing more than one product.
  In 2011, Medidata successfully renewed 100% of its enterprise contracts up for renewal, representing some of the world’s largest pharmaceutical companies.
  In 2011 Medidata launched additional products and functionality in its clinical trial concept to conclusion portfolio, including the clinical business analytics solution Medidata Insights™, the easy-to-use, centralized coding tool Medidata Coder and the automated site negotiating tool Medidata Grants Manager Contracting™. It also acquired Clinical Force, a pioneer in offering a flexible, modular Clinical Trial Management System (CTMS).

Sherif added, “While 2011 was a transitional year for Medidata, we are beginning this year with tremendous momentum based on our financial performance, excellent customer retention, feature-rich solution and a solid reputation for innovation and customer service. In 2012, we will continue to invest aggressively in our business, to capitalize on the massive opportunity we see resulting from our customers’ evolving clinical development technology needs.”

Financial Highlights

Fourth Quarter 2011 Results

Net revenues for the fourth quarter of 2011 were $47.2 million, compared with $47.4 million in the fourth quarter of 2010. The decrease in revenues was due to a $3.9 million, or 10%, decrease in revenues from application services, partially offset by an increase in revenues from professional services. Net revenue and profitability figures for the fourth quarter 2010 included a $3.2 million, one-time acceleration of revenue recognition related to a termination of a government contract on behalf of the National Cancer Institute (NCI).

For the fourth quarter and full year of 2011, GAAP operating income reflects, among other items, a $6.3 million settlement of litigation with DataSci. GAAP net income also includes a favorable non-cash tax benefit of $19 million resulting from the reversal of the majority of the company’s tax valuation allowance previously recorded against its net deferred tax assets. The company’s non-GAAP results exclude, among other items, the impact of the one-time charge and tax benefit. To facilitate comparability of its results with prior periods, Medidata has provided a supplemental financial table at the end of this release.

Gross margins in the fourth quarter of 2011 were 73%, an increase of 2 percentage points over gross margins of 71% a year ago.

Non-GAAP operating income* for the fourth quarter of 2011 decreased to $11.6 million, compared with $13.9 million a year ago. This compares with guidance of $10.5 to $11.5 million. GAAP operating income for the quarter decreased to $0.8 million, compared with $9.9 million a year ago.

Non-GAAP net income* for the fourth quarter of 2011 decreased to $9.0 million, or $0.37 per diluted share, compared with $15.5 million, or $0.64 per diluted share, in the fourth quarter of 2010. GAAP net income for the fourth quarter of 2011 increased to $18.7 million, or $0.76 per diluted share, compared with $13.3 million, or $0.55 per diluted share, in the fourth quarter of 2010.

Full Year 2011 Results

Net revenues for the full year of 2011 were $184.5 million, an increase of $18.1 million, or 11%, compared with $166.4 million in 2010. The increase in revenues was the result of a $10.0 million, or 33%, increase in revenues from professional services and growth in application services revenue.

For the full year 2011, gross margins were 71%, an increase of more than 2 percentage points over the 69% margins generated in 2010.

Non-GAAP operating income for the full year was $45.7 million, compared with $39.0 million in 2010. GAAP operating income for the full year of 2011 was $22.6 million, compared with $23.3 million in 2010.

Non-GAAP net income for 2011 increased to $37.3 million, or $1.51 per diluted share, compared with $30.8 million, or $1.28 per diluted share, in 2010. GAAP net income for the full year increased to $39.4 million, or $1.60 per diluted share, compared with $22.8 million or $0.95 per diluted share, in 2010.

Total cash, cash equivalents and marketable securities were $107.7 million at the end of the fourth quarter, an increase of $5.0 million from the third quarter and compares to $85.5 million at the end of the fourth quarter 2010. For the full year, the company generated cash flow from operations of $28.7 million, an increase of over 360%, which includes the payment of a $6.3 million one-time charge. Excluding this payment, cash flow from operations was consistent with guidance of $35 million. A decrease in deferred revenue due to changes in professional services revenue recognition and changing customer payment terms consistent with Medidata’s evolution as a Software-as-a-Service provider, continued to have an impact on cash flow.

Financial Outlook

For the full year 2012, the company now expects revenues to be between $210 and $215 million. Professional services revenues are expected to be in the low to mid $40 million range. Non-GAAP operating income is expected to be between $50.0 and $53.0 million. Based on current estimates, this would equate to GAAP operating income between $30.5 and $33.5 million. Non-GAAP net income is expected to be between $31.0 and $34.0 million. Based on current estimates, this would equate to GAAP net income between $18.0 and $21.0 million. The company expects adjusted non-GAAP net income, which includes the tax impact on stock-based compensation and amortization at a 40% effective tax rate, to be between $25.5 and $28.5 million.

Full year application services backlog as of January 1, 2012 increased 23% to $135 million over the comparable period a year ago. This compares with a 4% increase in full year application services backlog as of January 1, 2011 over the comparable prior period. The difference between the application services backlog and balance of revenue guidance for the remainder of the year includes professional services revenue guidance, and expected customer renewals, as well as expected additional business from new and existing customers.

For the first quarter of 2012, the company expects revenues to be between $48.5 and $49.5 million. The company expects non-GAAP operating income to be between $9.0 and $10.0 million. Based on current estimates this would equate to GAAP operating income of $5.0 and $6.0 million. Non-GAAP net income is expected to be between $5.5 and $6.5 million. Based on current estimates, this would equate to GAAP net income of between $3.0 and $4.0 million. The company expects adjusted non-GAAP net income, which includes the tax impact on stock-based compensation and amortization at a 40% effective tax rate, to be between $4.5 and $5.5 million.

While changes in the stock price could change the fully diluted share count, the company is assuming 24.7 and 25.0 million fully diluted shares in the first quarter and full year, respectively.

“Medidata’s strong operational and financial performance in 2011 has positioned the company for continued profitable growth in the coming year,” said Cory Douglas, chief financial officer. “Given our record cash flow from operations and significant margin expansion over the last few years, we feel well positioned to further invest in our business and capitalize on market opportunities to accelerate growth in 2012 and beyond.”

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, March 20, 2012 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 52824804. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions is a leading global provider of SaaS clinical development solutions that enhance the efficiency of customers’ clinical trials. Medidata’s advanced solutions lower the total cost of clinical development by optimizing clinical trials from concept to conclusion: from study and protocol design, trial planning and budgeting, site negotiation, clinical portal, trial management, randomization and trial supply management, clinical data capture and management, safety events capture, medical coding to business analytics. Our diverse life science customer base spans biopharmaceutical companies, medical device and diagnostic companies, academic and government institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies as well as organizations of all sizes developing life-enhancing medical treatments and diagnostics.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2010. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and a charge associated with a legal settlement. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, a charge associated with a legal settlement and a reduction in its valuation allowance. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. Management also believes that the impact of a litigation settlement and the reversal of its tax valuation allowance on the company’s financial statements in the fourth quarter of 2011 is not indicative of the company’s continuing operations and exclusion of these items provide a useful comparison of the company’s operating results to prior periods. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Revenues
Application services	$36,064	$39,981	$144,436	$136,395
Professional services	11,131	7,388	40,023	30,031
Total revenues	47,195	47,369	184,459	166,426

Cost of revenues(1)(2)
Application services	6,937	7,268	28,408	26,400
Professional services	5,947	6,376	24,423	25,847
Total cost of revenues	12,884	13,644	52,831	52,247

Gross profit	34,311	33,725	131,628	114,179

Operating costs and expenses:
Research and development(1)	8,057	6,308	29,568	25,772
Sales and marketing(1)(2)	9,628	7,808	36,147	30,721
General and administrative(1)	9,534	9,700	37,056	34,379
Litigation settlement	6,300	-	6,300	-

Total operating costs and expenses	33,519	23,816	109,071	90,872

Operating income	792	9,909	22,557	23,307

Interest and other income (expense):
Interest expense	(26)	(42)	(123)	(237)
Interest income	66	91	293	379
Other (expense) income, net	(4)	115	238	273

Total interest and other income (expense), net	36	164	408	415

Income before income taxes	828	10,073	22,965	23,722

Provision for income taxes	(17,905)	(3,251)	(16,433)	905

Net income	$18,733	$13,324	$39,398	$22,817

Earnings per share:
Basic	$0.79	$0.57	$1.67	$0.99
Diluted	$0.76	$0.55	$1.60	$0.95

Weighted average common shares outstanding:
Basic	23,843	23,193	23,646	22,958
Diluted	24,616	24,376	24,657	24,062

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	341	230	1,263	755
Research and development	222	147	745	525
Sales and marketing	550	401	2,014	1,461
General and administrative	1,234	1,061	4,798	3,753
Total stock-based compensation	$2,347	$1,839	$8,820	$6,494

(2) Amortization expense of intangible assets included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	318	276	1,088	1,107
Sales and marketing	127	88	501	352
Total amortization of intangible assets	$445	$364	$1,589	$1,459

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income, Non-GAAP Net Income (unaudited) (Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Operating income:
GAAP operating income	$792	$9,909	$22,557	$23,307
GAAP operating margins	1.7%	20.9%	12.3%	13.9%

Stock-based compensation	2,347	1,839	8,820	6,494
Depreciation and amortization	1,915	2,134	7,817	9,179
Litigation settlement(1)	6,300	-	6,300	-
Contingent consideration adjustment(2)	223	-	223	-

Non-GAAP operating income	$11,577	$13,882	$45,717	$38,980
Non-GAAP operating margins	24.5%	29.3%	24.8%	23.4%

Net income:
GAAP net income	$18,733	$13,324	$39,398	$22,817

Stock-based compensation	2,347	1,839	8,820	6,494
Amortization	445	364	1,589	1,459
Litigation settlement(1)	6,300	-	6,300	-
Contingent consideration adjustment(2)	223	-	223	-
Reversal of valuation allowance(3)	(19,037)	-	(19,037)	-

Non-GAAP net income	$9,011	$15,527	$37,293	$30,770

GAAP basic earnings per share	$0.79	$0.57	$1.67	$0.99
GAAP diluted earnings per share	$0.76	$0.55	$1.60	$0.95

Non-GAAP basic earnings per share	$0.38	$0.67	$1.58	$1.34
Non-GAAP diluted earnings per share	$0.37	$0.64	$1.51	$1.28

(1) Amount represents the effect of the settlement of litigation with Datasci.
(2) Amount represents the effect of changes in fair value of contingent consideration liability.
(3) Amount represents the effect of tax benefit recognized as a result of the reversal of the majority of the valuation allowance.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three and twelve months ended December 31, 2011. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and a charge associated with a legal settlement. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, a charge associated with a legal settlement and a reduction in its valuation allowance.

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	December 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$45,214	$16,025
Marketable securities	62,463	69,473
Accounts receivable, net of allowance for doubtful accounts of $882 and $308, respectively	22,970	34,268
Prepaid commission expense	1,743	3,087
Prepaid expenses and other current assets	4,380	6,297
Deferred income taxes	10,896	3,731

Total current assets	147,666	132,881

Restricted cash	388	532
Furniture, fixtures and equipment, net	9,825	10,993
Goodwill	15,164	9,799
Intangible assets, net	3,425	2,945
Deferred income taxes, long-term	11,581	116
Other assets	1,786	679

Total assets	$189,835	$157,945

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,861	$2,797
Accrued payroll and other compensation	9,854	11,520
Accrued expenses and other	5,886	4,058
Deferred revenue	51,225	63,228
Capital lease obligations	114	712

Total current liabilities	70,940	82,315

Noncurrent liabilities:
Deferred revenue, less current portion	12,037	20,540
Deferred tax liabilities	629	3,418
Capital lease obligations, less current portion	136	68
Other long-term liabilities	1,976	478

Total noncurrent liabilities	14,778	24,504

Total liabilities	85,718	106,819

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued
and outstanding	-	-
Common stock, par value $0.01 per share; 100,000 shares authorized, 25,053 and 24,141
shares issued; 24,888 and 24,089 shares outstanding, respectively	250	241
Additional paid-in capital	137,556	122,015
Treasury stock, 165 and 52 shares, respectively	(2,186)	(474)
Accumulated other comprehensive loss	(362)	(117)
Accumulated deficit	(31,141)	(70,539)

Total stockholders’ equity	104,117	51,126

Total liabilities and stockholders' equity	$189,835	$157,945

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Year Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income	$39,398	$22,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,817	9,179
Stock-based compensation	8,820	6,494
Amortization of discounts or premiums on marketable securities	1,290	1,144
Excess tax benefit associated with equity awards	(3,255)	56
Deferred income taxes	(21,693)	(131)
Amortization of debt issuance costs	60	57
Contingent consideration adjustment	223	-
Changes in operating assets and liabilities:
Accounts receivable	12,396	(15,381)
Prepaid commission expense	874	(42)
Prepaid expenses and other current assets	1,725	(2,731)
Other assets	(505)	-
Accounts payable	885	1,027
Accrued payroll and other compensation	(1,678)	683
Accrued expenses and other	4,243	(3,152)
Deferred revenue	(21,908)	(13,942)
Other long-term liabilities	(24)	106

Net cash provided by operating activities	28,668	6,184

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(4,411)	(7,407)
Purchases of available-for-sale marketable securities	(117,098)	(79,573)
Proceeds from sale of available-for-sale marketable securities	122,759	58,662
Acquisition of business, net of cash acquired	(5,166)	-
Decrease in restricted cash	144	-

Net cash used in investing activities	(3,772)	(28,318)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,475	1,752
Proceeds from issuance of stock in connection with employee stock purchase plan	-	163
Excess tax benefit associated with equity awards	3,255	(56)
Repayment of obligations under capital leases	(725)	(2,736)
Acquisition of treasury stock	(1,712)	(405)
Payment of debt issuance costs	-	(21)

Net cash provided by (used in) financing activities	4,293	(1,303)

Net increase (decrease) in cash and cash equivalents	29,189	(23,437)

Effect of exchange rate changes on cash and cash equivalents	-	13

Cash and cash equivalents — Beginning of period	16,025	39,449

Cash and cash equivalents — End of period	$45,214	$16,025

MEDIDATA SOLUTIONS, INC.
Reconciliation of As Reported Prior to Non-Recurring Adjustments to Adjusted Results
For the Three Months Ended December 31, 2011 and 2010
(unaudited)
(Amounts in thousands, except per share data)

		Operating	Non GAAP		Non GAAP		Non GAAP
		Costs &	Operating	Operating	Net	Net	Diluted	Diluted
	Revenues	Expenses	Income	Income	Income	Income	EPS	EPS
Three Months Ended December 31, 2011
As reported prior to non-recurring adjustments	$47,195	$33,519	$5,054	$792	$21,525	$18,733	$0.87	$0.76
Margins	73%	71%	11%	2%

Effect of NCI contract termination	-	-	-	-	-	-	-	-
Effect of litigation settlement(1)	-	(6,300)	6,300	6,300	6,300	6,300	0.26	0.26
Effect of changes in fair value of contingent consideration(2)	-	(223)	223	223	223	223	0.01	0.01
Effect of income taxes(3)	-	-	-	-	(19,037)	(19,037)	(0.77)	(0.77)

Adjusted results before the effect of revenue acceleration	47,195	26,996	11,577	7,315	9,011	6,219	0.37	0.25
Margins	73%	57%	25%	15%

Effect of revenue acceleration(4)	1,000	-	1,000	1,000	1,000	1,000	0.04	0.04

Adjusted results	$48,195	$26,996	$12,577	$8,315	$10,011	$7,219	$0.41	$0.29
Margins	73%	56%	26%	17%

Three Months Ended December 31, 2010
As reported prior to non-recurring adjustments	$47,369	$23,816	$13,882	$9,909	$15,527	$13,324	$0.64	$0.55
Margins	71%	50%	29%	21%

Effect of NCI contract termination	(3,223)	-	(3,113)	(3,113)	(3,113)	(3,113)	(0.13)	(0.13)
Effect of litigation settlement(1)	-	-	-	-	-	-	-	-
Effect of changes in fair value of contingent consideration(2)	-	-	-	-	-	-	-	-
Effect of income taxes(3)	-	-	-	-	(5,278)	(5,278)	(0.22)	(0.22)

Adjusted results before the effect of revenue acceleration	44,146	23,816	10,769	6,796	7,136	4,933	0.29	0.20
Margins	69%	54%	24%	15%

Effect of revenue acceleration(4)	-	-	-	-	-	-	-	-

Adjusted results	$44,146	$23,816	$10,769	$6,796	$7,136	$4,933	$0.29	$0.20
Margins	69%	54%	24%	15%

Variance
As reported prior to non-recurring adjustments	$(174)	$9,703	$(8,828)	$(9,117)	$5,998	$5,409	$0.24	$0.21
% change	0%	41%	-64%	-92%	39%	41%	37%	39%

Effect of NCI contract termination	3,223	-	3,113	3,113	3,113	3,113	0.13	0.13
Effect of litigation settlement(1)	-	(6,300)	6,300	6,300	6,300	6,300	0.26	0.26
Effect of changes in fair value of contingent consideration(2)	-	(223)	223	223	223	223	0.01	0.01
Effect of income taxes(3)	-	-	-	-	(13,759)	(13,759)	(0.56)	(0.56)

Adjusted results before the effect of revenue acceleration	3,049	3,180	808	519	1,875	1,286	0.07	0.05
% change	7%	13%	8%	8%	26%	26%	25%	25%

Effect of revenue acceleration(4)	1,000	-	1,000	1,000	1,000	1,000	0.04	0.04

Adjusted results	$4,049	$3,180	$1,808	$1,519	$2,875	$2,286	$0.11	$0.09
% change	9%	13%	17%	22%	40%	46%	39%	45%

(1) Amounts represent the effect of the settlement of litigation with Datasci.
(2) Amounts represent the effect of changes in fair value of contingent consideration liability.
(3) Amounts represent the effect of tax benefit recognized as a result of the reversal of the majority of the valuation allowance for 2011 and the increase in federal NOL limitaion for 2010.
(4) Amounts represent the effect of revenue acceleration as a result of the adoption of ASU No. 2009-13.

MEDIDATA SOLUTIONS, INC.
Reconciliation of As Reported Prior to Non-Recurring Adjustments to Adjusted Results
For the Twelve Months Ended December 31, 2011 and 2010
(unaudited)
(Amounts in thousands, except per share data)

		Operating	Non GAAP		Non GAAP		Non GAAP
		Costs &	Operating	Operating	Net	Net	Diluted	Diluted
	Revenues	Expenses	Income	Income	Income	Income	EPS	EPS
Twelve Months Ended December 31, 2011
As reported prior to non-recurring adjustments	$184,459	$109,071	$39,194	$22,557	$49,807	$39,398	$2.02	$1.60
Margins	71%	59%	21%	12%

Effect of NCI contract termination	-	-	-	-	-	-	-	-
Effect of litigation settlement(1)	-	(6,300)	6,300	6,300	6,300	6,300	0.26	0.26
Effect of changes in fair value of contingent consideration(2)	-	(223)	223	223	223	223	0.01	0.01
Effect of income taxes(3)	-	-	-	-	(19,037)	(19,037)	(0.77)	(0.77)

Adjusted results before the effect of revenue acceleration	184,459	102,548	45,717	29,080	37,293	26,884	1.51	1.09
Margins	71%	56%	25%	16%

Effect of revenue acceleration(4)	(1,500)	-	(1,500)	(1,500)	(1,500)	(1,500)	(0.06)	(0.06)

Adjusted results	$182,959	$102,548	$44,217	$27,580	$35,793	$25,384	$1.45	$1.03
Margins	71%	56%	24%	15%

Twelve Months Ended December 31, 2010
As reported prior to non-recurring adjustments	$166,426	$90,872	$38,980	$23,307	$30,770	$22,817	$1.28	$0.95
Margins	69%	55%	23%	14%

Effect of NCI contract termination	(3,223)	-	(3,113)	(3,113)	(3,113)	(3,113)	(0.13)	(0.13)
Effect of litigation settlement(1)	-	-	-	-	-	-	-	-
Effect of changes in fair value of contingent consideration(2)	-	-	-	-	-	-	-	-
Effect of income taxes(3)	-	-	-	-	(5,278)	(5,278)	(0.22)	(0.22)

Adjusted results before the effect of revenue acceleration	163,203	90,872	35,867	20,194	22,379	14,426	0.93	0.60
Margins	68%	56%	22%	12%

Effect of revenue acceleration(4)	-	-	-	-	-	-	-	-

Adjusted results	$163,203	$90,872	$35,867	$20,194	$22,379	$14,426	$0.93	$0.60
Margins	68%	56%	22%	12%

Variance
As reported prior to non-recurring adjustments	$18,033	$18,199	$214	$(750)	$19,037	$16,581	$0.74	$0.65
% change	11%	20%	1%	-3%	62%	73%	58%	69%

Effect of NCI contract termination	3,223	-	3,113	3,113	3,113	3,113	0.13	0.13
Effect of litigation settlement(1)	-	(6,300)	6,300	6,300	6,300	6,300	0.26	0.26
Effect of changes in fair value of contingent consideration(2)	-	(223)	223	223	223	223	0.01	0.01
Effect of income taxes(3)	-	-	-	-	(13,759)	(13,759)	(0.55)	(0.55)

Adjusted results before the effect of revenue acceleration	21,256	11,676	9,850	8,886	14,914	12,458	0.58	0.49
% change	13%	13%	27%	44%	67%	86%	63%	82%

Effect of revenue acceleration(4)	(1,500)	-	(1,500)	(1,500)	(1,500)	(1,500)	(0.06)	(0.06)

Adjusted results	$19,756	$11,676	$8,350	$7,386	$13,414	$10,958	$0.52	$0.43
% change	12%	13%	23%	37%	60%	76%	56%	72%

(1) Amounts represent the effect of the settlement of litigation with Datasci.
(2) Amounts represent the effect of changes in fair value of contingent consideration liability.
(3) Amounts represent the effect of tax benefit recognized as a result of the reversal of the majority of the valuation allowance for 2011 and the increase in federal NOL limitaion for 2010.
(4) Amounts represent the effect of revenue acceleration as a result of the adoption of ASU No. 2009-13.

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